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                                                                EXHIBIT 99.3 (i)

                             BIOSPHERE MEDICAL, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                                   (unaudited)
                                 (in thousands)

                                                                                        March 31, 1999
                                                                                -----------------------------------
                                                                                   AS       PRO FORMA
                                                                                REPORTED   ADJUSTMENTS     PRO FORMA
ASSETS
Current assets:
Cash and cash equivalents                                                       $  1,416     $ 7,132 (1)    $  8,548
Accounts receivable                                                                3,057      (2,300)(2)         757
Inventories                                                                        3,709      (3,287)(2)         422
Prepaid and other current assets                                                     142        (115)(2)          27
                                                                                ------------------------------------
               Total current assets                                                8,324       1,430           9,754

Property and equipment, net                                                        1,392      (1,298)(2)          94
Goodwill, net                                                                      4,798      (4,798)(2)          --
Other assets; including $1,000 of restricted cash on a pro forma basis               521        (513)(2)       1,008
                                                                                               1,000 (4)
                                                                                ------------------------------------
               Total Assets                                                     $ 15,035     $(4,179)       $ 10,856
                                                                                ====================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion of long-term debt
 and capital lease obligations                                                  $  2,548     $  (301)(2)    $    165
                                                                                              (2,082)(3)
Accounts payable                                                                   1,273        (732)(2)         541
Accrued expenses                                                                   2,318      (1,117)(2)       1,201
Related party payables                                                               518          --             518
                                                                                ------------------------------------
               Total current liabilities                                           6,657      (4,232)          2,425

Long-term debt and capital leases, net of current portion                            496        (106)(2)         329
                                                                                                 (61)(3)
                                                                                ------------------------------------
               Total liabilities                                                   7,153      (4,399)          2,754
                                                                                ------------------------------------

Minority Interest                                                                    131          --             131
                                                                                ------------------------------------

Stockholders' equity:
Common stock                                                                          85          --              85
Additional paid-in capital                                                        40,587          --          40,587
Accumulated deficit                                                              (32,510)        (17)(5)     (32,527)
Cumulative translation adjustment                                                   (411)        237 (2)        (174)
                                                                                ------------------------------------

Total stockholders' equity                                                         7,751         220           7,971
                                                                                ------------------------------------

Total Liabilities and Stockholders' equity                                      $ 15,035     $(4,179)       $ 10,856
                                                                                ====================================
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Notes for Pro Forma Consolidated Balance Sheet for March 31, 1999

(1) To reflect the net cash proceeds received from the Sale after repayment of the Bank Debt and the Related Party Note.

(2) Elimination of assets, liabilities, and debt relating to and resulting from the Sale.

(3)  Payment of the Bank Debt and Related Party Note from the net proceeds.

(4)  Portion of sales price held in escrow.

(5)  Estimated book loss resulting from Sale.